LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned's hereby constitutes and appoints each of James L. Simonton, Kevin L. Barnett, Herman F. Dick,

Jr., and Todd J. Mroczkowski, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the

undersigned, in the undersigned's capacity as an executive officer and director of Core Molding Technologies, Inc. (the "Company") Forms 3, 4, and
5 (and any amendments thereto) in accordance with Section 16(a) of the
Securities and Exchange Act of 1934 (the "Act") and the rules thereunder;


(2)	Do and perform any and all acts for and on behalf
of the
undersigned which may may be necessary or desirable to complete and execute any such Forms 3, 4, and 5 and timely file such form with teh United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	Take any other action of any type
whatsoever in
connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned persuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants
to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.


	This Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS
WHEREOF, the undersigned has caused
this Power of Attorney to be executed
as of this 12th day of February,
2003.






									   ___/s/James L. Simonton__

						Signature




									   ___James L.
Simonton_____

						Print Name